UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (Date of Earliest Event Reported):
September 8, 2014

Commission file number: 001-35653
SUSSER PETROLEUM PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
555 East Airtex Drive Houston, Texas 77073 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (832) 234-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 8, 2014, Richard D. Brannon was appointed to the Board of Directors of Susser Petroleum Partners GP LLC (the “General Partner”), the general partner of Susser Petroleum Partners LP (the “Partnership”), by the sole member of the General Partner pursuant to the provisions of the Amended and Restated Limited Liability Company Agreement of the General Partner.
The size of the General Partner’s board was increased to include nine directors. Mr. Brannon joins the Board as an independent director.
There have not been any transactions since the beginning of the Partnership’s last fiscal year, nor are there any proposed transactions, in which the Partnership was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Brannon had or will have a direct or indirect material interest.
There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which Mr. Brannon was appointed as a director of the General Partner.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER PETROLEUM PARTNERS LP

	By:	Susser Petroleum Partners GP LLC, its general partner
Date: September 12, 2014	By:	/s/ Mary E.Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President, Chief Financial Officer and Treasurer